LIMITED POWER OF ATTORNEY The undersigned, as an officer or director of Palantir Technologies Inc. (the “Corporation”), hereby constitutes and appoints the responsible attorneys and paralegals of the Corporation and of Wilson Sonsini Goodrich & Rosati, P.C., and each of them, the undersigned’s true and lawful attorneys-in-fact and agents to: (1) complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as any such attorney-in-fact and agent shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as well as any reports on Schedules 13D or 13G or Forms 13F or 13H and amendments thereto in accordance with Section 13 of the Exchange Act; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144, Form 3, 4 or 5, Schedule 13D or Schedule 13G, Forms 13F or 13H, or other such forms or schedules, or any amendment thereto, and timely file such form and schedule with the United States Securities and Exchange Commission (the “SEC”) and any securities exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact and agents, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorneys-in-fact or agents on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in- fact and agent deems necessary or appropriate to comply with applicable laws and regulations. The undersigned hereby grants to each such attorneys-in-fact and agents full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact or agents, or such attorney-in-fact’s or agent’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact or agents, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned’s responsibilities to comply with the Securities Act or Section 16 or Section 13 of the Exchange Act, as applicable. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, Forms 3, 4 and 5, Schedules 13D and 13G, Forms 13F and 13H, and/or any other documents, certificates, instruments, statements, filings, agreements, and amendments with respect to the undersigned’s holdings of and transactions in securities issued by or to the Corporation, unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact and agents. This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein. IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of March 20, 2025. PALANTIR TECHNOLOGIES INC., a Delaware Corporation By: /s/ Jeffrey Buckley Jeffrey Buckley Chief Accounting Officer